                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            BDM INTERNATIONAL, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock (the "Shares"), of BDM International, Inc., a Delaware corporation (the "Company"), are not immediately available; (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as depositary (the "Depositary"), on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, or transmitted by telegram, telex, or facsimile transmission, or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) and a representation that the Stockholder owns Shares tendered within the meaning of, and that the tender of Shares effected hereby complies with, Rule 14e-4 under the Securities Exchange Act of 1934, as amended. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                           By Facsimile Transmission:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                  201-222-4720
                                       OR
                                  201-222-4721

             By Hand:                      By Mail:               By Overnight Courier:
        TENDERS & EXCHANGES          TENDERS & EXCHANGES           TENDERS & EXCHANGES
 C/O THE DEPOSITORY TRUST COMPANY     SUITE 4660 -- BDM             SUITE 4680 -- BDM
          55 WATER STREET               P. O. BOX 2569         14 WALL STREET -- 8TH FLOOR
              DTC TAD                  JERSEY CITY, NJ             NEW YORK, NY 10005
  VIETNAM VETERANS MEMORIAL PLAZA         07303-2569
        NEW YORK, NY 10041

              To Confirm Receipt of Notice of Guaranteed Delivery:
                                  201-222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Systems Acquisition Inc., a wholly owned subsidiary of TRW Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 26, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

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  Number of Shares:                              Please Type or Print Name(s) of Record
  ------------------------------------------     Holder(s) Below:
  Certificate Nos. (if available):               --------------------------------------------
  ---------------------                          --------------------------------------------
  ------------------------------------------     Please Type or Print Address(es) Below:
  Account Number:                                --------------------------------------------
  ---------------------------------              --------------------------------------------
  Check one box if Shares will be tendered       --------------------------------------------
  by book-entry transfer:                        --------------------------------------------
  [  ] The Depository Trust Company              --------------------------------------------
  [  ] Philadelphia Depository Trust Company     --------------------------------------------
  Date:                       , 199              --------------------------------------------
  ----------------------------     ---           Please Type or Print Telephone Number(s)
                                                 Below:
                                                 --------------------------------------------
                                                 --------------------------------------------
                                                 Sign Below:
                                                 --------------------------------------------
                                                 --------------------------------------------
                                                 Signature(s)
---------------------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the Share Certificates tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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  Name of Firm:                                  --------------------------------------------
  ------------------------------------------     (Authorized Signature)
  ------------------------------------------     Name:
  Address (including Zip Code):                  --------------------------------------------
  ------------------------------------------     (Please Type or Print)
  ------------------------------------------     Title:
  ------------------------------------------     --------------------------------------------
  ------------------------------------------     --------------------------------------------
  Area Code and Tel. No.:                        Date:
  ------------------------------------------     --------------------------------------------
---------------------------------------------------------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.